EXHIBIT 99.1

TO: SPARTA Employees and Stockholders	DATE: Jan. 21, 2005
FROM: Bob Sepucha
SUBJECT: Fourth Quarter 2004 Report and Stock Price Evaluation

Stock Pricing Results
The two tables attached at the back of this memo present, respectively, a summary of operating results for the quarter and the past 12 months compared to the same periods one year ago, and the calculation of the resultant stock price to be effective after January 21, 2005. The operating results are discussed in later paragraphs. The new stock price, as shown in the second attached table, is $36.90 per share, an increase of $2.32 (7%) per share compared to $34.58 per share as of October 21, 2004 and an increase of $8.88 per share (32%) since January 21, 2004.

Equity continued to grow in the fourth quarter and as a result the equity/share term contributed $0.89 to share price growth. Similarly, a very strong increase in earnings contributed $1.74 to stock price growth from the earning/share term. Although contract profits for the projected contract backlog increased since the third quarter, historical contract profits increased even faster, resulting in a slight decline in the growth factor. As a result, the growth term decreased $0.31 per share.

Quarterly Stock Trade
With strong earnings and continued significant stock-option exercises by our employees, we anticipate very good liquidity, in the vicinity of $2,900K, for quarterly pro rata repurchases on the February 21 trade date. This is approximately $400K higher than at the November 2004 trade date when only $1,550K of the $2,500K available was actually needed for pro rata repurchases. In May, as a result of proceeds from the stock component of end-of-year bonuses, we expect liquidity to exceed $4,000K.

For the stock trade on February 21, stockholders wishing to offer stock for repurchase should send in a stock transaction request form to Diane Lavoie in the CBO at least a few days prior to the trade date, offering up to $3,985 in stock (108 shares) along with signed stock certificates for the amount offered. (Shares acquired less than 6 months prior to the stock trade date, i.e. after August 21, 2004, may not be offered.) Offerers wishing to sell in excess of $4,000 in stock should submit a second stock transaction request for the amount they desire to sell in excess of $4,000. However, stock certificates associated with this second transaction request should not be included, since the actual amount any offerer will be permitted to sell is subject to pro rata allocation in proportion to the stockholdings of the offerers. Sellers will be notified shortly after February 21 of the results of the pro rata allocation, and will be asked to provide signed stock certificates after notification. Proceeds from the pro rata sale will be forwarded to the sellers in early April, approximately six weeks after the trade date. Repurchase requests received after February 21 will not be honored regardless of the reason for late arrival, so send them early. Diane Lavoie will fax a list of offers received as of February 15 to each of the Operations as confirmation of receipt of offers as of that date (a benefit of sending in your offer early).

No transaction will be processed unless the original signed stock transaction request is received by Diane Lavoie in the CBO by the trade date. Forms that are emailed or faxed will not be accepted. For the $4,000 repurchase requests, the stock certificate must accompany the original stock transaction request. For repurchase requests in excess of $4,000, the second original transaction request must also be received by the deadline but, as described above, the stock certificates should not be provided until the sellers are notified of the pro rata allocation.

New Contracts
In the fourth quarter of 2004, we had seven significant competitive contract/task-order wins and six significant competitive contract/task-order losses.

In 2004, the Army Aviation and Missile Command (AMCOM) recompeted their Omnibus Year 2000 programs in the areas of Program Management, Technical Support and Logistics support under the new umbrella name of Expedited Professional and Engineering Support Services (EXPRESS). Multiple awards, both full and open and small business, were made in each area. Two SPARTA operations, TASO in the Missile Defense Sector and MSO in the National Security Systems Sector, were on a number of teams in each area. TASO lost a full and open $20M, five-year bid as prime contractor in the Logistics area. However, in the same area, TASO was on the two winning small-business teams, one with Metters, Inc. as prime contractor and the other with Belzon, Inc. as prime. Each subcontract has an expected value for SPARTA of $5M. In addition, as a subcontractor to CAS, Inc., TASO won a Programmatics subcontract valued at $2M, and MSO, as a subcontractor to WESTAR, Inc., won a subcontract in the Technical area. At time of award, the expected value of the latter was not yet determined. All the EXPRESS subcontracts are fixed-price, level-of- effort subcontracts with a five-year period of performance.

In the Missile Defense Sector, DPO, as a subcontractor to Teledyne Solutions, Inc., won a competitive contract for the Ground Based Midcourse Defense (GMD) Fire Control Communications SETA for the Army’s GMD Joint Project Office. This is a time-and-material subcontract with an expected value of $8.5M over 2.5 years. TASO, as the prime contractor, won a Blackhawk Support program for the AMCOM Program Executive Office — Aviation. This is a GSA time-and-material prime contract, with an expected value of $10M over five years.

In the Hardware Systems Sector, CPO won a subcontract from Pratt & Whitney to build jet engine stator blades for the Air Force F-22 program. This is a firm-fixed-price subcontract with a value of $1.1M over a 14 month period.

In the Mission Systems Sector, DSTO won a competitive contract to provide programmatic and technical support to the Special Projects Office at the Defense Advanced Research Projects Agency. This is a time-and-material contract using the GSA Blanket Purchase Agreement (BPA) contracting vehicle. The estimated value of this contract is approximately $2.3M over a five-year period.

In the Missile Defense Sector, SMDO had two losses. As a prime contractor, SMDO lost a competitive task-order on the Technical and Acquisition Support Service (TASS) SETA support for the Rapid Attack Identification Detection and Reporting System (RAIDRS) development program for the Air Force Program Office at the Space Material Wing, Space and Missile Systems Center. This effort was a five-year program, including a base year and four option years, valued at $4.9M. In another bid, SMDO lost a competitive contract for an Exploratory Intelligent Agents effort in response to a NASA Human and Robotic Broad Agency Announcement. This effort was a five-year program valued at $4M. ASTO, as a subcontractor to Bionetics, Inc., lost a competitive contract for Naval Air Systems Command Warfare Analysis, a firm-fixed-price program valued at $18.0M over five years.

In the Mission Systems Sector, DSTO, as a subcontractor to Cubic Corp., lost a competitive follow-on contract to support the Advanced Systems and Concepts Office at the Defense Threat Reduction Agency (DTRA). This was a cost-plus-fixed-fee contract valued at $4.8M over five years. Finally, as subcontractor to Schafer Corp., DSTO lost the BioWatch SETA program for the Science and Technology Directorate within the Department of Homeland Security. This was a time-and-material contract estimated at $4.5M over a five-year period.

2004 Business Performance
In the fourth quarter, we maintained the rapid growth relative to 2003 that we saw in the second and third quarters. Sales ($65.4M), direct labor ($16.7M), and gross profit ($7,603K) increased by 17%, 21% and 35%, respectively, over our performance in the fourth quarter of 2003. Gross profit continued to benefit from excellent management of our fixed-price contracts both on hardware and missile defense programs. Twelve-month contract backlog was $227M, up 2% from the third quarter and 12% from the fourth quarter of 2003. Multi-year contract backlog finished at $709M, down 4% from the previous quarter but up 28% from the fourth quarter of 2003.

The year end totals for 2004 represent significant increases from 2003. Sales increased by 24% to $251.2M, direct labor increased by 20% to $64.4M, and gross profit was up by 40% to $26.9M. These results compare favorably to our performance in 2003 when sales grew by 25%, direct labor by 14%, and gross profit by 25%. Of the $48M increased sales in 2004, $21M was in BMD, $25.7M in non-BMD DoD, and $1.3M in non-DoD. For the year, 48% of our sales were in BMD, compared to 49% in 2003.

The relatively modest growth in contract backlog (12% annualized, 28% multi-year) was due primarily to two large (~$25M per year) tasks at the Missile Defense Agency (MDA) that come to an end in the first quarter of 2005. MDA has yet to decide the form of the follow-on tasks, a situation we faced in 2002, 2003 and again last year, although because of the length of the current contracts, MDA intends to recompete each effort. Obviously, each is a must-win competition for SPARTA.

In the fourth quarter, we hired 66 people and had 26 terminations, with 19 of the latter leaving the company for jobs at other companies or in the government. For the year, we hired 372 people and had 152 terminations, 97 of whom were people who took other jobs. This corresponds to a recruiting rate of 37% and an overall turnover rate of 15%, 10% for other jobs. These results compare favorably to 2003 when the numbers were 29%, 17%, and 8%, respectively. At the end of 2004, we had a full-time equivalent staff of 1192 people.

2004 Financial Performance
Net earnings for the fourth quarter were $4.4M, up 13% from $3.9M in the third quarter and up 24% from $3.6M in the fourth quarter of 2003. Profitability in the quarter was 6.7%, compared to 5.9% in the third quarter, 6.5% in the second quarter and 6.0% in the first quarter. For the year, profitability is 6.3%, substantially better than the 5.5% we posted in 2003. Stockholders’ equity stood at $50.5M at yearend, up 8% from the third quarter and up 29% from the end of 2003.

In the fourth quarter, cash and investments increased by $3.2M to $29.7M as compared to $26.7M at the end of 2003. No new promissory notes were issued during the fourth quarter, so with the scheduled principal payments of $753K, the promissory note balance decreased to $10.4M as of the end of the year. For the year, $4.9M of new promissory notes were issued and $2.6M of principal payments were made. At the end of the fourth quarter, cash and investments exceeded the sum of our income tax liabilities and promissory note obligations by $13.9M.

Days Sales Outstanding (DSO) equaled 60 days at the end of December, the same as at the end of September, and the year-to-date average was 60 days, 2 days less than the average for 2003.

2005 Outlook
The financial plan for 2005 is based on sales of $265M and direct labor of $73.3M, increases of 5% and 14%, respectively. This modest growth is a reflection of the start-of-year contract backlog

($227M) and a hedge against the MDA contract recompetes mentioned earlier in this memo. In 2004, sales exceeded start-of-year contract backlog by 24%. Similar performance in 2005 would suggest sales of $280M. However with recently announced reductions in the Defense budget, including Missile Defense, and the remaining uncertainty in MDA’s procurement strategy for the two pending recompetes, a more prudent basis for budgeting is $265M sales. Should we realize such modest growth, gross profit and net earnings in 2005 are expected to be comparable to those achieved last year.

Changes in Stock Procedures
At its October meeting, the Board of Directors approved four procedural changes in our stock program. The first was announced in a memo to stockholders on Nov. 1, 2004 and is effective from that date on. The change allows an employee, when exercising stock options at any time, to trade personally-held stock (held at least six months) in an amount equal to the sum of the stock option exercise plus an amount equal to 30% of the paper gain upon exercise. The purpose of the change is to allow employees to sell stock to pay for the income tax withholding associated with the stock option exercise.

The other changes, not previously announced, take effect as of January 1, 2005. First, to protect liquidity for all of our stockholders, no stockholder may offer to sell more than $500K of stock in any single quarterly trade date, regardless of the amount of pro rata funds available at that date. Second, the issuance of spot bonuses in the form of stock options is hereby discontinued. This practice was instituted many years ago when cash available for spot bonuses was in short supply. This is no longer the case, as witnessed by the fact that the company issued $1.1M in cash spot bonuses in 2004. Third, the interest paid to former employees on their promissory notes will be based on the Federal Reserve Primary Discount Rate. Prior to 2005, the interest rate was set at the Federal Funds Target Rate which is lower than the Discount Rate. For example, on January 21, 2005, the Discount Rate was 3.25% and the Target Rate was 2.25%.

All statements in this memorandum that do not directly and exclusively relate to historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, many of which are outside the Company’s control. These factors could cause our actual results, performance, achievements or industry results to differ materially from the results, performance or achievements expressed or implied by such forward-looking statements. These factors are described in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2003, and such other filings that the Company makes with the SEC from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof.

[This document constitutes part of a prospectus relating to securities that have been registered under the Securities Act of 1933.]

SPARTA, INC.

OPERATING RESULTS
AS OF December, 2004

Business Results	For the three months ended		For the twelve months ended
(in $K, unless otherwise noted)	Dec, 04	Dec, 03	Dec, 04	Dec, 03

Sales ($M)	$65.4	$55.7	$251.2	$203.2
Gross earnings	7,602	5,626	26,898	19,191
Net income	4,403	3,559	15,785	11,189
Stock tax benefit	1,525	770	4,022	2,446
Stock sales — Receivable	328	354	100	(316)
Deferred Stock (Rabbi Trust)	41	39	3	(83)
Stock sales — exercise	3,004	1,399	12,505	7,595
Stock sales — retirement plans	929	799	4,841	3,945
Stock sales — bonus	0	0	1,915	1,096
Total Stock Sales	3,932	2,198	19,260	12,636
Stock repurchases:
- Cash	6,688	3,520	23,036	11,424
- Promissory notes	0	0	4,877	183
Total Stock Repurchases	6,688	3,520	27,913	11,607

Business Projections and Backlog	At Jan 2,	At December 28,
(in $M, unless otherwise noted)	2005	2003

Contract backlog	227.3	203.1
Proposal backlog	72.7	47.6
Twelve month projected sales	252.2	216.6
Twelve month projected earnings ($K)	25,599	19,488

	At Jan 2,	At December 28,
Breakdown of Stockholders Equity ($M)	2005	2003

Stock sales	$57.05	$37.79
Stock sales receivables	($0.68)	($0.78)
Deferred stock compensation	($0.37)	($0.37)
Stock repurchases	($64.40)	($36.49)
Stock tax benefit	$17.68	$13.66
Retained earnings	$41.24	$25.46

Stockholders’ Equity	$50.52	$39.27

Subordinated stock notes	10.41	8.11

Net Worth	$60.93	$47.38

	At Jan 2,	At December 28,
Stock Notes ($M)	2005	2003

Total note balance	$10.41	$8.11
Long-term subordinated	$7.41	$5.77

STOCK PRICE CALCULATION

(Business Data as of 01/02/2005)

		Equity		Growth		Earnings
		Term		Term		Term

		SE+SN+CX					NP+STB

PRICE	=	SI+SV	+	7 x FG	x	( 2 YR AVG	SI+SV	)

Stock Ownership

Shares Issued (SI)	5,121
Option Vested (SV)	996

6,117

Equity Term ($K)

Stockholders Equity (SE)				50,524
Subordinated Notes (SN) (Long Term Portion)				7,415
Cost to Exercise SV (CX)				18,368

SE +	SN +	CX	=	76,307

Equity Term/Share

SE+SN+CX		76,307

SI+SV	=	6,117	=	$12.479

Growth Term (FG)

			Less Extraordinary
Gross Earnings ($K)		Less SIT	Gain/Misc. Income

Past 12 Months	26,898	25,998	25,936
Past 24 Months	46,089	44,469	44,354
12 Month Projection	23,277	(Contract Backlog + Weighted Proposal Backlog)

2
FG	=	[	{Past 12 Months	+	12 Months Projection}	/	Past 24 Months	]

2
FG	=	[ (	25,936	+	23277 )/	44,354	]	=	1.231

Earnings Term ($K)								Previous 7 Quarters
Net Earnings for Quarter		(NP)				=	4,569	0.579
(Unallowable stock compensation added back)								0.521
Stock Tax Benefit		(STB)				=	1,525	0.589
								0.696
Quarter	NP+STB	= (	4569	+	1525.25)	/	6,117	0.690

	SI+SV	=					0.996	0.698
								0.898

2 YR AVG	NP+STB	= (	0.996	+	4.671)	/	2	4.671

	SI+SV	=					2.834

Stock Price Computation

     Note: Growth Term may not exceed          1.500

Price/Share	=	$12.479	+	7	x	1.231	x	2.834	=	$36.90